EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Randall M. Chesler and Ron J. Copher, and each of them, with full power of substitution and full power to act without the other, as true and lawful attorneys-in-fact and agents, to sign a registration statement on Form S-3 to be filed by Glacier Bancorp, Inc., a Montana corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering an indeterminate amount of securities to be offered and sold by the Company from time to time, together with any and all amendments, including any and all amendments to the registration statement, all post-effective amendments and any subsequent registration statement for the same offering that may be filed under Rule 462 under the Securities Act, and to file the same with exhibits thereto and other documents in connection therewith, with the SEC. Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Randall M. Chesler Randall M. Chesler	President and Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2022

/s/ Ron J. Copher Ron J. Copher	Executive Vice President and Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 28, 2022

/s/ Craig A. Langel Craig A. Langel	Chairman of the Board	September 28, 2022

/s/ David C. Boyles David C. Boyles	Director	September 28, 2022

/s/ Robert A. Cashell, Jr. Robert A. Cashell, Jr.	Director	September 28, 2022

/s/ Sherry L. Cladouhos Sherry L. Cladouhos	Director	September 28, 2022

/s/ Annie M. Goodwin Annie M. Goodwin	Director	September 28, 2022

/s/ Kristen L. Heck Kristen L. Heck	Director	September 28, 2022

/s/ Michael B. Hormaechea Michael B. Hormaechea	Director	September 28, 2022

/s/ Douglas J. McBride Douglas J. McBride	Director	September 28, 2022